Exhibit 24.1

POWER OF ATTORNEY

The undersigned directors and officers of MercadoLibre, Inc. (the “Company”) hereby constitute and appoint Marcos Galperin, Pedro Arnt and Jacobo Cohen Imach, or either of them acting singly, the true and lawful agents and attorneys-in-fact of the undersigned, with full power and authority in said agents and the attorneys-in-fact to act in the name of and on behalf of the undersigned to sign for the undersigned and in their respective names as directors and officers of the Company in connection with the Company’s Registration Statement on Form S-3 which will be initially filed with the Securities and Exchange Commission (the “SEC”) on or about March 11, 2019, to sign any and all amendments, including any Post-Effective Amendments, to such Registration Statement, to perform any and all such acts necessary or proper in connection with the filing of such Registration Statement, and, generally, to act for and in the name of the undersigned with respect to such filing.

Pursuant to the requirements of the Securities Act of 1933, as amended, the Power of Attorney has been signed below, effective as of March 11, 2019, by the following persons in the capacities indicated below:

Signature	Title	Date
/s/ Marcos Galperin
Marcos Galperin	Chief Executive Officer and Director (Principal Executive Officer)	March 11, 2019

/s/ Pedro Arnt
Pedro Arnt	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 11, 2019

/s/ Mario Vazquez
Mario Vazquez	Director	March 11, 2019

/s/ Susan Segal
Susan Segal	Director	March 11, 2019

/s/ Nicolás Aguzin
Nicolás Aguzin	Director	March 11, 2019

/s/ Nicolás Galperin
Nicolás Galperin	Director	March 11, 2019

/s/ Emiliano Calemzuk
Emiliano Calemzuk	Director	March 11, 2019

/s/ Meyer Malka
Meyer Malka	Director	March 11, 2019

/s/ Javier Olivan
Javier Olivan	Director	March 11, 2019

/s/ Roberto Balls Sallouti
Roberto Balls Sallouti	Director	March 11, 2019